EXHIBIT 99.3


H.J. GRUY AND ASSOCIATES, INC.
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    333 Clay Street, Suite 3850, Houston, Texas 77002 * TEL. (713) 739-1000
                              * FAX (713) 739-6112








                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and reference to our report, or information contained therein, dated May 21, 2003 prepared for Olympic Resources, Ltd. into the Registration Statement on Form 10KSB for Olympic Resources, Ltd. for the filing on June 27, 2003.


                                     H.J. GRUY AND ASSOCIATES, INC.


                                     By: /s/ Silvia Castilleja
                                     -------------------------
                                     Silvia Castilleja, P.E.
                                     Vice President


June 27, 2003
Houston, Texas